Exhibit 10.3

EXECUTION COPY

Apax Europe VI - A, L.P. Third Floor, Royal Bank Place 1 Glategny Esplanade St Peter Port Guernsey GY1 2HJ	Apax Europe VII - A, L.P. Third Floor, Royal Bank Place 1 Glategny Esplanade St Peter Port Guernsey GY1 2HJ

Apax Europe VII - 1, L.P. Third Floor, Royal Bank Place 1 Glategny Esplanade St Peter Port Guernsey GY1 2HJ	Apax Europe VII - B, L.P. Third Floor, Royal Bank Place 1 Glategny Esplanade St Peter Port Guernsey GY1 2HJ

Apax Europe VI - 1, L.P. Third Floor, Royal Bank Place 1 Glategny Esplanade St Peter Port Guernsey GY1 2HJ	Apax US VII - L.P. P.O. BOX 908GT Mary Street, George Town Grand Cayman Cayman Islands E9KY1-9002

EQUITY COMMITMENT LETTER

January 10, 2011

Viscaria Limited

77 Lemesou

Elia House P.C. 2121

Nicosia, Cyprus

Attn: Marina Zevedeou

iGATE Corporation

6528 Kaiser Drive

Fremont, CA 94555-3616

Attention: Mr. Phaneesh Murthy

Re: Project Gateway

Ladies and Gentlemen:

This letter agreement sets forth the commitment of Apax Europe VII-A, L.P., Apax Europe VII-B, L.P., Apax Europe VII-1, L.P., Apax Europe VI – A, L.P., Apax Europe VI – 1, L.P. and Apax US VII – L.P. (collectively, “Sponsor”), subject to the terms and conditions contained herein, to purchase, or cause the purchase of, certain equity and/or debt securities of Viscaria Limited (the “Investor”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Securities Purchase Agreement (defined below).

As of the date hereof, (a) Investor and iGATE Corporation (“iGATE”) have entered in to a securities purchase agreement (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Securities Purchase Agreement”) pursuant to which the Investor will purchase Preferred Shares in iGATE, subject to the terms and conditions set forth therein (the “Investment Transaction”) and, simultaneously with execution of the Securities Purchase Agreement, (b) (i) each of iGATE Global Solutions Limited, a company incorporated under the Laws of the Republic of India and a wholly-owned indirect subsidiary of the iGATE (together with its successors and permitted assigns, “iGATE India”), and Pan-Asia iGATE Solutions, a company limited by shares incorporated under the Laws of the Republic of Mauritius and a wholly-owned indirect subsidiary of the Company (together with its successors and permitted assigns, “iGATE Mauritius”, and together with iGATE India, the “iGATE Purchasers”) has entered into that certain Share Purchase Agreement, dated as of the date hereof, with the sellers listed on the signature pages thereto (as amended from time to time in accordance with its terms, the “Patni SPA”), and (ii) iGATE Mauritius has entered into (A) that certain Share Purchase Agreement and (B) that certain Securities Purchase Agreement, in each case, dated as of the date hereof, with General Atlantic Mauritius Limited (each as amended from time to time in accordance with its terms, a “GA SPA”, and both together with the Patni SPA, the “Patni Purchase Agreements”). It is contemplated that the proceeds of the Investment Transaction will be used to fund a portion of the funds required to acquire (a) the Shares and (b) the Securities (as defined in the Patni Purchase Agreements), and to pay related fees and expenses.

1. Commitment. Sponsor hereby commits to the Investor, subject to the terms and conditions set forth herein, it shall purchase, or shall cause the purchase of, equity and/or debt securities of the Investor for an aggregate amount up to $480,000,000 (the “Commitment”), solely for the purpose of enabling the Investor to (or any entity nominated by the Investor to purchase Preferred Shares under the provisions of the Securities Purchase Agreement) to complete the purchase of the Preferred Shares pursuant to the Securities Purchase Agreement and the payment of related expenses; provided, that under no circumstance shall Sponsor be obligated to fund, in the aggregate, an amount in excess of the Commitment. Sponsor may effect the purchase of such equity and/or debt securities of the Investor directly or indirectly through one or more affiliated entities.

2. Timing; Conditions.

(a) Sponsor shall fund $210,000,000 of the Commitment two (2) Business Days prior to the Escrow Deposit Date (as defined in the Patni SPA) subject to (a) the satisfaction, or waiver by the iGATE Purchasers (with the prior written consent of the Investor), of the conditions precedent to the obligation of the iGATE Purchasers to fund the Open Offer Consideration (as defined in the Patni SPA) set forth in the Patni Purchase Agreements shall have occurred, (b) none of the Patni Purchase Agreements shall have been terminated and (c) the conditions to the obligations of the Investor to consummate the First Closing shall have occurred.

(b) Sponsor shall fund up to the balance of the Commitment (i.e., up to $270,000,000) two (2) Business Days prior to the Completion Date (as defined in the Patni SPA) subject to (a) the satisfaction, or waiver by the iGATE Purchasers (with the prior written consent of the Investor) of each of the conditions to the iGATE Purchasers’ obligations to consummate the Transactions as set forth in Clauses 3.2 and 3.3 of each Patni Purchase Agreement, (b) none of the Patni Purchase Agreements shall have been terminated and (c) the conditions to the obligations of the Investor to consummate the Second Closing shall have occurred.

3. Enforceability; Assignment. This letter agreement may only be enforced by either (a) the Investor or by (b) iGATE, provided that iGATE may only enforce payment to the Investor. None of the rights of the addressees under this letter agreement may be assigned or transferred without the prior written consent of Sponsor.

4. No Modification. This letter agreement may not be amended or otherwise modified without the prior written consent of the Investor, Sponsor and iGATE. No transfer of any rights or obligations hereunder shall be permitted without the consent of the Investor and Sponsor. Any transfer in violation of the preceding sentence shall be null and void.

5. Governing Law; Jurisdiction. This letter agreement, and all claims and causes of action arising out of, based upon, or related to this letter agreement or the negotiation, execution or performance hereof, shall be governed by, and construed, interpreted and enforced in accordance with, the Laws of the State of Delaware, without regard to choice or conflict of law principles that would result in the application of any Laws other than the Laws of the State of Delaware. Any legal action, suit or proceeding arising out of, based upon or relating to this letter agreement or the transactions contemplated hereby shall be brought solely in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of such courts in respect of any legal action, suit or proceeding arising out of, based upon or relating to this letter agreement and the rights and obligations arising hereunder and agrees that it will not bring any action arising out of, based upon or related to this letter agreement in any other court. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any legal action, suit or proceeding arising out of, based upon or relating to this letter agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process as set forth below, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this letter agreement, or the subject mater hereof, may not be enforced in or by such courts. Each of the parties hereto agrees that notice or the service of process in any action, suit or proceeding arising out of, based upon or relating to this letter agreement or the rights and obligations arising hereunder shall be properly served or delivered if delivered in the manner contemplated by Section 7 hereof.

6. Counterparts. This letter agreement may be executed by facsimile or electronic transmission and in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

7. Notices. All notices, requests, claims, demands and other communications hereunder shall be given and shall be deemed to have been duly received (a) upon receipt by hand delivery, (b) upon receipt after dispatch by registered or certified mail, postage prepaid, (c) on the next Business Day if transmitted by national overnight courier with confirmation of delivery, or (d) upon confirmation of delivery if transmitted by facsimile, as follows:

if to Sponsor:

Apax Europe VII - 1, L.P.

Third Floor, Royal Bank Place

1 Glategny Esplanade

St Peter Port

Guernsey GY1 2HJ

Attn.: Denise Fallaize

Facsimile: +44 (0) 1481 810 099

Apax Europe VII - A, L.P.

Third Floor, Royal Bank Place

1 Glategny Esplanade

St Peter Port

Guernsey GY1 2HJ

Attn.: Denise Fallaize

Facsimile: +44 (0) 1481 810 099

Apax Europe VII - B, L.P.

Third Floor, Royal Bank Place

1 Glategny Esplanade

St Peter Port

Guernsey GY1 2HJ

Attn.: Denise Fallaize

Facsimile: +44 (0) 1481 810 099

Apax Europe VI - A, L.P.

Third Floor, Royal Bank Place

1 Glategny Esplanade

St Peter Port

Guernsey GY1 2HJ

Attn.: Denise Fallaize

Facsimile: +44 (0) 1481 810 099

Apax Europe VI - 1, L.P.

Third Floor, Royal Bank Place

1 Glategny Esplanade

St Peter Port

Guernsey GY1 2HJ

Attn.: Denise Fallaize

Facsimile: +44 (0) 1481 810 099

Apax US VII – L.P.

P.O. Box 908GT

Mary Street, George Town

Grand Cayman

Cayman Islands E9KY1-9002

Attn.: Denise Fallaize

Facsimile: +44 (0) 1481 810 099

in each case with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attn:	Frederick Tanne
Susan J. Zachman
Facsimile:	(212) 446-4900

if to Investor:

Viscaria Limited

c/o Aspen Secretarial Services Ltd

77 Lemesou

Elia House P.C. 2121

Nicosia, Cyprus

Attn:	Marina Zevedeou
Facsimile:	(357) 2241-8801

with a copy (which shall not constitute notice) to:

Harneys Aristodemou Loizides Yiolitis

Loucaides Building, 2nd Floor

Arch. Kyprianou & Ayiou Andreou

3036 Limassol, Cyprus

Attn:	Pavlos Aristodemou
Facsimile:	(357) 258-20021

8. No Third Party Beneficiaries. This letter agreement shall inure to the benefit of and be binding upon the Investor and Sponsor. Except for the express right of iGATE to cause Sponsor to fund to the Investor the Commitment subject to the terms and conditions of this letter agreement, nothing in this letter agreement, express or implied, is intended to nor does it confer upon any Person other than the Investor and Sponsor any rights or remedies under, or by reason of, or any rights to enforce or cause the Investor to enforce, the Commitment or any provisions of this letter agreement or to confer upon any Person any rights or remedies against any Person other than Sponsor under or by reason of this letter agreement. Without limiting the foregoing, the Investor’s creditors shall have no right to specifically enforce this letter agreement or to cause the Investor to enforce this letter agreement.

9. Several Liability. Notwithstanding anything to the contrary contained in this letter agreement, the liability of each Sponsor hereunder shall be several, not joint and several, based upon its respective Pro Rata Percentage, and no Sponsor shall be liable for any amounts hereunder in excess of its Pro Rata Percentage of the Commitment, as applicable. For purposes of letter agreement, the “Pro Rata Percentage” of each Sponsor is as set forth below:

Apax Europe VII-A, L.P.	29.583%
Apax Europe VII-B, L.P.	54.279%
Apax Europe VII-1, L.P.	1.388%
Apax Europe VI-A, L.P.	8.323%
Apax Europe VI-1, L.P.	0.010%
Apax US VII – L.P.	6.417%

Total:	100.000%

10. Termination. The obligation of Sponsor to fund the Commitment will terminate automatically and immediately upon the earliest to occur of (a) the termination of any of the Securities Purchase Agreement or any Patni Purchase Agreement in accordance with its terms and (b) the funding of the Commitment. Upon termination, all rights and obligations of the parties hereunder shall terminate and there shall be no liability on the part of any party hereto.

11. No Recourse. Notwithstanding anything that may be expressed or implied in this letter agreement or any document or instrument delivered in connection herewith, and notwithstanding the fact that Sponsor may be a partnership or limited liability company, by its acceptance of the benefits of this letter agreement, each addressee acknowledges and agrees that no Person other than Sponsor has any obligations hereunder and that no recourse shall be had hereunder, or for any claim based on, in respect of, or by reason of, such obligations or their creation, against, and no personal liability shall attach to, be imposed on or otherwise be incurred by any Related Person of the Sponsor, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of the addressees against any Related Person of the Sponsor, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, or otherwise. For the purposes of this letter agreement, “Related Person” means (i) any former, current and future equity holders, controlling Persons, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners or assignees of the Sponsor or (ii) any former, current or future stockholder, controlling Person, director, officer, employee, general or limited partner, member, manager, Affiliate, agent or assignee of any of the foregoing.

*    *    *    *    *

(signature page follows)

Sincerely,

For and on behalf of Apax Partners Europe Managers Limited as Manager of Apax Europe VI - A, L.P.

By:	/s/ Martin Halusa	By:	/s/ Steve Hare
Name:	Martin Halusa	Name:	Steve Hare
Title:	Director	Title:	Authorized Signatory

For and on behalf of Apax Partners Europe Managers Limited as Manager of Apax Europe VI - 1, L.P.

By:	/s/ Martin Halusa	By:	/s/ Steve Hare
Name:	Martin Halusa	Name:	Steve Hare
Title:	Director	Title:	Authorized Signatory

For and on behalf of Apax Partners Europe Managers Limited as Manager of Apax Europe VII - A, L.P.

By:	/s/ Martin Halusa	By:	/s/ Steve Hare
Name:	Martin Halusa	Name:	Steve Hare
Title:	Director	Title:	Authorized Signatory

For and on behalf of Apax Partners Europe Managers Limited as Manager of Apax Europe VII - B, L.P.

By:	/s/ Martin Halusa	By:	/s/ Steve Hare
Name:	Martin Halusa	Name:	Steve Hare
Title:	Director	Title:	Authorized Signatory

For and on behalf of Apax Partners Europe Managers Limited as Manager of Apax Europe VII - 1, L.P.

By:	/s/ Martin Halusa	By:	/s/ Steve Hare
Name:	Martin Halusa	Name:	Steve Hare
Title:	Director	Title:	Authorized Signatory

[Signature Page to Equity Commitment Letter]

Apax US VII, L.P.

By:	Apax US VII GP, L.P. its General Partner

By:	Apax US VII GP, Ltd. its General Partner

By:	/s/ Christian Stahl
Name:	Christian Stahl
Title:	Vice President

[Signature Page to Equity Commitment Letter]

Agreed to and accepted:

Viscaria Limited

By:	/s/ Andreas Athinodorou
	Name:	Andreas Athinodorou
	Title:	Director

[Signature Page to Equity Commitment Letter]

Agreed to and accepted:

iGATE Corporation

By:	/s/ Sujit Sircar
	Name:	Sujit Sircar
	Title:	Chief Financial Officer

[Signature Page to Equity Commitment Letter]